Exhibit 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Third Quarter of 2026 Ended March 31, 2026

SUNNYVALE, California, May 6, 2026 - Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ: AOSL) today reported financial results for the fiscal third quarter of 2026 ended March 31, 2026.

The results for the fiscal third quarter of 2026 ended March 31, 2026 were as follows:

GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)
	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	$163.8	$162.3	$164.6
Gross Margin	21.1%	21.5%	21.4%
Operating Loss	$(14.1)	$(13.6)	$(10.7)
Net Loss	$(13.8)	$(13.3)	$(10.8)
Net Loss Per Share - Diluted	$(0.46)	$(0.45)	$(0.37)

Non-GAAP Financial Comparison
Quarterly
(in millions, except percentage and per share data)
(unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
Revenue	$163.8	$162.3	$164.6
Non-GAAP Gross Margin	21.7%	22.2%	22.5%
Non-GAAP Operating Loss	$(8.7)	$(5.2)	$(2.7)
Non-GAAP Net Loss	$(8.3)	$(4.7)	$(2.9)
Non-GAAP Net Loss Per Share - Diluted	$(0.28)	$(0.16)	$(0.10)

The non-GAAP financial measures in the schedule above and under the section “Financial Results for Fiscal Q3 Ended March 31, 2026” below exclude the effect of share-based compensation expense, equity method investment loss (income), and income tax effect of non-GAAP adjustments in each of the periods presented, and amortization of purchased intangible and legal costs related to government investigation for the three months ended March 31, 2025, as well as impairment of long-lived assets for the three months ended March 31, 2026 and December 31, 2025.

Financial Results for Fiscal Q3 Ended March 31, 2026
•Revenue was $163.8 million, an increase of 0.9% from the prior quarter and a decrease of 0.5% from the same quarter last year.
•GAAP gross margin was 21.1%, down from 21.5% in the prior quarter and down from 21.4% in the same quarter last year.
•Non-GAAP gross margin was 21.7%, down from 22.2% in the prior quarter and down from 22.5% in the same quarter last year.
•GAAP operating expenses were $48.6 million, up from $48.4 million in the prior quarter and up from $45.8 million in the same quarter last year.
•Non-GAAP operating expenses were $44.3 million, up from $41.3 million from last quarter and up from $39.7 million in the same quarter last year.
•GAAP operating loss was $14.1 million, up from $13.6 million from the prior quarter and up from $10.7 million in the same quarter last year.
•Non-GAAP operating loss was $8.7 million as compared to $5.2 million of operating loss for the prior quarter and $2.7 million of operating loss for the same quarter last year.
•GAAP net loss per diluted share was $0.46, compared to $0.45 net loss per share for the prior quarter, and $0.37 net loss per share for the same quarter a year ago.
•Non-GAAP net loss per share was $0.28, compared to $0.16 net loss per share for the prior quarter and $0.10 net loss per share for the same quarter a year ago.
•Consolidated cash flows used in operating activities was $8.3 million, as compared to $8.1 million of cash flows used in operating activities in the prior quarter.
•The Company closed the quarter with $190.3 million of cash and cash equivalents.

AOS Chief Executive Officer Stephen Chang commented, “Our March quarter results were slightly above the midpoint of our guidance, supported by strength in Advanced Computing, including AI, servers and graphics, as well as continued momentum with our Tier One U.S. smartphone customer. While seasonal softness in PCs and ongoing weakness in certain consumer applications persisted, we are encouraged by the growing contribution from higher-performance applications and improving product mix. We believe the December and March quarters marked a near-term bottom for both revenue and margins, and we are seeing early signs of momentum building as we move into the June quarter, driven by a richer product mix and stronger contributions from higher-performance applications.”

Mr. Chang concluded, “We continue to execute on our strategy to become a provider of application-specific total solutions, and we are seeing tangible results across our business. In Advanced Computing, demand is broadening across a wider set of customers and platforms, including increasing engagement with leading cloud and hyperscale partners, driving growth in our medium-voltage solutions. At the same time, structural trends such as rising power requirements in AI infrastructure and higher charging currents in smartphones are enabling us to capture increased BOM content across key end markets. While visibility into second half of calendar 2026 remains limited, particularly given the uncertainty around memory pricing and availability, we expect modest revenue growth for the calendar year. Importantly, our targeted R&D investments and continued expansion into higher-performance applications position AOS well for accelerating growth as new programs ramp in 2027 and beyond.”

Business Outlook for Fiscal Q4 Ending June 30, 2026

The following statements are based on management’s current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

Our expectations for the fiscal fourth quarter of year 2026 are as follows:

•Revenue to be approximately $168 million, plus or minus $10 million.
•GAAP gross margin to be 22.3%, plus or minus 1%. We anticipate non-GAAP gross margin to be 23.0%, plus or minus 1%.
•GAAP operating expenses to be in the range of $52.0 million, plus or minus $1.0 million. Non-GAAP operating expenses are expected to be in the range of $45.5 million, plus or minus $1.0 million.
•Interest income is expected to be $1.0 million higher than interest expense, and
•Income tax expense to be in the range of $1.0 million to $1.2 million.

Conference Call and Webcast

AOS plans to hold an investor teleconference and live webcast to discuss the financial results for the fiscal third quarter ended March 31, 2026 today, May 6, 2026 at 2:00 p.m. PT / 5:00 p.m. ET. To listen to the live conference call, please dial +1 (585) 542 9983 or +1 (833) 461 5787 if dialing from outside the United States and Canada. The access code is 939168866. A live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com. The webcast replay will be available for up to one year after the live call on the same website. In addition, a copy of the script of management’s prepared remarks and a live webcast of the call will also be available in the "Events & Presentations" section of the company’s investor relations website, http://investor.aosmd.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, market trends in the semiconductor industry and growth in calendar year 2026, our ability to outperform market, anticipated growth in our market segments in 2026 and 2027, seasonality of our business, our ability to sustain growth and expand our end markets, expectations regarding R&D investment and high performance application; the success of our investment strategy, macro and geopolitical uncertainties, our projected amount of revenue, gross margin, operating income (loss), income tax expenses, net income (loss), share-based compensation expenses, non-GAAP gross margin, non-GAAP operating expenses, and income tax expenses, our ability to grow our sales and market share, and other information under the section entitled “Business Outlook for Fiscal Q4 Ending June 30, 2026.” Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, the state of semiconductor industry and seasonality of our markets; decline of PC markets; our lack of control over the joint venture in China; difficulties and challenges in executing our diversification strategy into different market segments; ordering pattern from distributors and seasonality; changes in regulatory environment, including tariff and trade policies; our ability to introduce or develop new and enhanced products that achieve market acceptance; government policies on our business operations in China; the actual product performance in volume production; the quality and reliability of our product, our ability to achieve design wins; the general business and economic conditions; our ability to maintain factory utilization at a desirable level; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2025 and other periodic reports we filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures for our historical performance, including non-GAAP gross profit, gross margin, operating expenses, operating income (loss), net income (loss), diluted earnings per share (“EPS”) and EBITDAS. These supplemental measures exclude, among other items, share-based compensation expenses, legal and professional fees related to government investigation, amortization of purchased intangible, impairment of long-lived assets, income tax effect of non-GAAP adjustments and equity method investment income (loss) from equity investee. We also disclose certain non-GAAP financial measures in our financial guidance for the next quarter, including non-GAAP gross margin and non-GAAP operating expenses. We believe that these historical and forward-looking non-GAAP financial measures provide useful information to both management and investors by excluding certain items and expenses that are not indicative of our core operating results or do not reflect our normal business operations. In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as non-GAAP net income (loss) or non-GAAP operating expenses, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. In addition, we included the amount of income tax effect of non-GAAP adjustments in the non-GAAP net income (loss) reconciliation table for all periods presented as management believes that such non-GAAP presentation provides useful information to investors, even though the amounts are not significant. We seek to compensate for the limitation of our non-GAAP presentation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures both in the text in this press release and in the tables attached hereto. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor

Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer, and global supplier of a broad range of discrete power devices, wide bandgap power devices, power management ICs, and modules, including a wide portfolio of Power MOSFET, SiC, IGBT, IPM, TVS, HV Gate Drivers, Power IC, and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high-performance power management solutions. AOS’ portfolio of products targets high-volume applications, including personal computers, graphics cards, datacenters, AI servers, smartphones, consumer and industrial motor controls, TVs, lightings, automotive electronics, and power supply units for various equipment. For more information, please visit www.aosmd.com.

The following unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2026	March 31, 2025

Revenue	$163,792	$162,263	$164,635	$508,556	$519,678
Cost of goods sold	129,262	127,439	129,458	396,357	399,964
Gross profit	34,530	34,824	35,177	112,199	119,714
Gross margin	21.1%	21.5%	21.4%	22.1%	23.0%

Operating expenses:
Research and development	26,052	25,205	23,398	75,402	69,844
Selling, general and administrative	22,536	23,184	22,437	69,004	66,688
Total operating expenses	48,588	48,389	45,835	144,406	136,532
Operating loss	(14,058)	(13,565)	(10,658)	(32,207)	(16,818)

Other income (expenses), net	587	894	(65)	3,949	(52)
Interest income	990	1,124	927	3,006	3,327
Interest expenses	(139)	(154)	(596)	(653)	(2,109)
Net loss before income taxes and equity method investment (loss) income	(12,620)	(11,701)	(10,392)	(25,905)	(15,652)

Income tax expense	1,015	1,490	660	4,432	2,942
Net loss before equity method investment (loss) income	(13,635)	(13,191)	(11,052)	(30,337)	(18,594)
Equity method investment (loss) income	(152)	(102)	245	1,135	(1,323)
Net loss	$(13,787)	$(13,293)	$(10,807)	$(29,202)	$(19,917)

Net loss per common share
Basic	$(0.46)	$(0.45)	$(0.37)	$(0.98)	$(0.68)
Diluted	$(0.46)	$(0.45)	$(0.37)	$(0.98)	$(0.68)

Weighted average number of common shares used to compute net loss per share
Basic	29,807	29,816	29,530	29,887	29,232
Diluted	29,807	29,816	29,530	29,887	29,232

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	March 31, 2026	June 30, 2025
ASSETS
Current assets:
Cash and cash equivalents	$190,253	$153,079
Restricted cash	429	419
Accounts receivable, net	38,335	34,772
Receivable from sale of equity interest in the JV Company	15,601	—
Inventories	199,049	189,677
Other current assets	9,157	18,215
Total current assets	452,824	396,162
Property, plant and equipment, net	314,248	314,097
Operating lease right-of-use assets	22,481	21,288
Intangible assets, net	1,475	269
Equity method investment	142,082	279,122
Deferred income tax assets	8,367	599
Other long-term assets	34,936	22,766
Total assets	$976,413	$1,034,303
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$45,046	$60,044
Accrued liabilities	59,006	59,027
Payable related to equity investee, net	16,701	15,809
Income taxes payable	4,217	1,790
Short-term debt	3,036	11,852
Deferred revenue	1,326	—
Finance lease liabilities	1,065	1,007
Operating lease liabilities	6,053	4,978
Total current liabilities	136,450	154,507
Long-term debt	1,332	14,872
Income taxes payable - long-term	4,419	4,201
Deferred income tax liabilities	12,251	13,192
Finance lease liabilities - long-term	468	1,274
Operating lease liabilities - long-term	17,181	16,925
Other long-term liabilities	4,131	7,000
Total liabilities	176,232	211,971
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares; issued and outstanding: none at March 31, 2026 and June 30, 2025	—	—
Common shares, par value $0.002 per share:
Authorized: 100,000 shares; issued and outstanding:37,957 shares and 29,916 shares, respectively at March 31, 2026 and 37,127 shares and 30,009 shares, respectively at June 30, 2025	76	74
Treasury shares at cost: 8,041 shares at March 31, 2026 and 7,118 shares at June 30, 2025	(97,187)	(79,058)
Additional paid-in capital	396,979	379,779
Accumulated other comprehensive loss	(4,264)	(12,390)
Retained earnings	504,577	533,927
Total shareholders' equity	800,181	822,332
Total liabilities and shareholders' equity	$976,413	$1,034,303

Alpha and Omega Semiconductor Limited
Selected Cash Flow Information
( in thousands, unaudited)

	Nine Months Ended March 31,
	2026	2025
Net cash (used in) provided by operating activities	$(6,280)	$32,494
Net cash provided by (used in) investing activities	88,187	(22,167)
Net cash used in financing activities	(44,591)	(16,266)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(132)	(35)
Net increase (decrease) in cash, cash equivalents and restricted cash	37,184	(5,974)
Cash, cash equivalents and restricted cash at beginning of period	153,498	175,540
Cash, cash equivalents and restricted cash at end of period	$190,682	$169,566

Alpha and Omega Semiconductor Limited
Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025	March 31, 2026	March 31, 2025

GAAP gross profit	$34,530	$34,824	$35,177	$112,199	$119,714
Share-based compensation	1,071	1,232	1,047	3,368	3,185
Amortization of purchased intangible	—	—	812	—	2,435
Non-GAAP gross profit	$35,601	$36,056	$37,036	$115,567	$125,334
Non-GAAP gross margin as a % of revenue	21.7%	22.2%	22.5%	22.7%	24.1%

GAAP operating expense	$48,588	$48,389	$45,835	$144,406	$136,532
Share-based compensation	4,030	7,041	6,089	17,138	18,803
Legal costs related to government investigation	—	—	54	—	515
Impairment of long-lived assets	257	70	—	327	—
Non-GAAP operating expense	$44,301	$41,278	$39,692	$126,941	$117,214

GAAP operating loss	$(14,058)	$(13,565)	$(10,658)	$(32,207)	$(16,818)
Share-based compensation	5,101	8,273	7,136	20,506	21,988
Amortization of purchased intangible	—	—	812	—	2,435
Legal costs related to government investigation	—	—	54	—	515
Impairment of long-lived assets	257	70	—	327	—
Non-GAAP operating income (loss)	$(8,700)	$(5,222)	$(2,656)	$(11,374)	$8,120
Non-GAAP operating margin as a % of revenue	(5.3)%	(3.2)%	(1.6)%	(2.2)%	1.6%

GAAP net loss	$(13,787)	$(13,293)	$(10,807)	$(29,202)	$(19,917)
Share-based compensation	5,101	8,273	7,136	20,506	21,988
Amortization of purchased intangible	—	—	812	—	2,435
Equity method investment (income) loss	152	102	(245)	(1,135)	1,323
Legal costs related to government investigation	—	—	54	—	515
Impairment of long-lived assets	257	70	—	327	—
Income tax effect of non-GAAP adjustments	(21)	119	148	653	(86)
Non-GAAP net income (loss)	$(8,298)	$(4,729)	$(2,902)	$(8,851)	$6,258
Non-GAAP net margin as a % of revenue	(5.1)%	(2.9)%	(1.8)%	(1.7)%	1.2%

GAAP net loss	$(13,787)	$(13,293)	$(10,807)	$(29,202)	$(19,917)
Share-based compensation	5,101	8,273	7,136	20,506	21,988
Amortization and depreciation	14,291	14,131	18,259	42,763	46,949
Equity method investment (income) loss	152	102	(245)	(1,135)	1,323
Interest income	(990)	(1,124)	(927)	(3,006)	(3,327)
Interest expenses	139	154	596	653	2,109
Income tax expense	1,015	1,490	660	4,432	2,942
EBITDAS	$5,921	$9,733	$14,672	$35,011	$52,067

GAAP diluted net loss per share	$(0.46)	$(0.45)	$(0.37)	$(0.98)	$(0.64)
Share-based compensation	0.17	0.28	0.24	0.69	0.70

Amortization of purchased intangible	—	—	0.03	—	0.08
Equity method investment (income) loss	0.00	0.00	(0.01)	(0.04)	0.04
Legal costs related to government investigation	—	—	0.00	—	0.02
Impairment of long-lived assets	0.01	0.00	—	0.01	—
Income tax effect of non-GAAP adjustments	(0.00)	0.01	0.01	0.02	(0.00)
Non-GAAP diluted net income (loss) per share	$(0.28)	$(0.16)	$(0.10)	$(0.30)	$0.20

Weighted average number of common shares used to compute GAAP diluted net loss per share	29,807	29,816	29,530	29,887	29,232
Weighted average number of common shares used to compute Non-GAAP diluted net income per share	29,807	29,816	29,530	29,887	31,316

Alpha and Omega Semiconductor Limited
Reconciliation of GAAP to Non-GAAP Outlook
For Fiscal Q4 Ending June 30, 2026
(in millions, except percentages)
(unaudited)

GAAP gross margin	22.3%
Estimated share-based compensation expense	0.7%
Non-GAAP gross margin	23.0%

GAAP operating expenses	$52.0
Estimated stock-based compensation expense	(6.5)
Non-GAAP operating expenses	$45.5

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